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                               GENSYM CORPORATION
                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


NAME                                          JURISDICTION OF INCORPORATION
----                                          -----------------------------

Gensym International Corporation              Delaware

Gensym Securities Corporation                 Massachusetts

Gensym FSC                                    U.S. Virgin Islands

Gensym B.V.                                   The Netherlands

Gensym Canada Ltd.                            Canada

Gensym GmbH                                   Germany

Gensym S.A.                                   France

Gensym Ltd.                                   United Kingdom

Gensym Srl.                                   Italy

Gensym MENA                                   Tunisia